Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of St. Mary Land & Exploration Company (which changed its name to SM Energy Company effective June 1, 2010) for the year ended December 31, 2009.  We further consent to the incorporation by reference thereof into this Registration Statement on Form S-8.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By: /s/ C.H. (SCOTT) REES III, P.E.
                                        C.H. (Scott) Rees III, P.E.
                                        Chairman and Chief Executive Officer

Dallas, Texas
November 4, 2010